Exhibit 10.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-12254 and No. 333-10668 on Form F-3 of Repsol YPF, S.A. of our report dated March 30, 2006 except for the Notes 41, 42 and 43, as to which the date is July 12, 2006, appearing in this Annual report on Form 20-F of Repsol YPF, S.A. for the year ended December 31, 2005. Such report relates to the consolidated financial statements of Repsol YPF, S.A. as of and for the years ended December 31, 2004 and 2005. Additionally, such report which expresses an unqualified opinion contains three explanatory paragraphs referring to the fact (1) that Repsol YPF, S.A. adopted EU-IFRS in preparing their consolidated financial statements as of December 31, 2005 and that for purposes of the consolidated financial statements as of and for the year ended December 31, 2004, the Company has developed accounting policies based on EU-IFRS issued to date that are effective at the Company’s reporting date of December 31, 2005 as required by IFRS 1 First-time Adoption of International Financial Reporting Standards, (2) that EU-IFRS vary in certain significant respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”), that the information relating to the nature and effect of such differences is presented in Note 42 to the consolidated financial statements of Repsol YPF, S.A. and (3) that on May 17, 2005 the Bolivian National Congress issued a new Hydrocarbons Law. On this new legal framework, the Bolivian government issued the Hydrocarbons Nationalization Supreme Decree 28701 that establishes several measures which are mentioned in Note 41 Subsequent Events of the consolidated financial statements of Repsol YPF, S.A.

DELOITTE, S.L.

/s/     Deloitte, S.L.

Madrid, Spain

July 12, 2006